UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest reported) February 18, 2020
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BRICKELL BIOTECH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-21088	93-0948554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5777 Central Avenue
Suite 102
Boulder, CO 80301
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (720) 505-4755
________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BBI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Settlement of Dispute with Bodor

On February 17, 2020, Brickell Biotech, Inc. (the “Company”), Brickell Subsidiary, Inc., a wholly-owned subsidiary of the Company, Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor (collectively, “Bodor”) entered into an amended and restated license agreement (the “Amended and Restated License Agreement”) and a settlement agreement (the “Settlement Agreement”) in connection with the resolution of the previously disclosed dispute. The Amended and Restated License Agreement supersedes the Bodor license agreement, dated December 15, 2012, entered into between the Company and Bodor, as amended by Amendment No. 1 to License Agreement, effective as of October 21, 2013, and Amendment No. 2 to License Agreement, effective as of March 31, 2015. The Settlement Agreement requires the parties to enter into the Amended and Restated License Agreement on the terms described below and jointly file with the United States District Court for the Southern District of Florida a stipulation to dismiss the related litigation with prejudice and jointly file with the American Arbitration Association in Florida a stipulation to dismiss with prejudice the related arbitration proceeding.

The Amended and Restated License Agreement retains with the Company a worldwide, exclusive license to develop, manufacture, market, sell and sublicense technology products containing the proprietary compound sofpironium bromide based upon the patents referenced in the Amended and Restated License Agreement for a defined field of use. In exchange for entering into the Amended and Restated License Agreement, settling the previously disclosed dispute and resolving the associated litigation between the Company and Bodor, the Company will make an upfront payment of $1.0 million in cash to Bodor within two business days of execution of the Amended and Restated License Agreement and the Settlement Agreement. The Company is required to further pay Bodor (i) a specified percentage of all royalties received from covered sales in territories pursuant to the license and collaboration agreement the Company previously entered into with Kaken Pharmaceutical, Co., Ltd. (the “Kaken Agreement”)); (ii) a modified percentage of any sublicensing income the Company receives pursuant to the Kaken Agreement; (iii) a low single-digit royalty related to a newly filed provisional patent application anywhere outside of the territories in the Kaken Agreement by the Company; and (iv) a specified cash amount following the occurrence of certain new milestone events.

The Company also agreed to issue to Bodor shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), as specified in Item 3.02 of this Form 8-K, which is incorporated by reference into this Item 1.01. The Amended and Restated License Agreement also imposes various diligence, sublicensing, milestone, royalty, notice, disbursement, dispute resolution and other obligations and restrictions on the Company. Consistent with the original license agreement, if the Company were to fail to comply with its material obligations under the Amended and Restated License Agreement, and if the Company does not successfully cure such alleged breach, then Bodor maintains the right to terminate the license, subject to the dispute procedures as set forth therein, in which event the Company might not be able to develop or market sofpironium bromide for its licensed use, if such termination is deemed valid.

The foregoing descriptions of the Amended and Restated License Agreement and the Settlement Agreement are not complete and are subject to and qualified in their entirety by reference to such agreements, copies of which are attached to this filing as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Private Placement Offerings

On February 17, 2020, the Company and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), entered into (i) a securities purchase agreement (the “Securities Purchase Agreement”); (ii) a purchase agreement (the “Purchase Agreement’); and (iii) a registration rights agreement (the “Registration Rights Agreement”).

Pursuant to the Securities Purchase Agreement, Lincoln Park agreed to purchase, and the Company agreed to sell, upon the terms and subject conditions stated therein (i) an aggregate of 950,000 shares of Common Stock (the

“Common Shares”) (ii) a warrant to initially purchase an aggregate of up to 606,420 shares of Common Stock at an exercise price of $0.01 per share (the “Series A Warrant”) and (iii) a warrant to initially purchase an aggregate of up to 1,556,420 shares of Common Stock at an exercise price of $1.16 per share (the “Series B Warrant” and together with the Series A Warrant, the “Warrants”), in each case, to be issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The aggregate gross purchase price for the Common Shares and the Warrants is $2.0 million.

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Lincoln Park, and Lincoln Park is obligated to purchase up to in the aggregate $28.0 million worth of shares of Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 36-month period commencing on the date that a registration statement covering the resale of shares of Common Stock that may be issued under the Purchase Agreement, which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) pursuant to the Registration Rights Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed and the other conditions set forth in the Purchase Agreement are satisfied (such date on which all of such conditions are satisfied, the “Commencement Date”).

Following the Commencement Date, under the Purchase Agreement, on any business day selected by the Company, the Company may direct Lincoln Park to purchase up to 100,000 shares of Common Stock on such business day (each, a “Regular Purchase”), provided, however, that (i) the Regular Purchase may be increased to up to 125,000 shares, provided that the closing sale price of the Common Stock is not below $3.00 on the purchase date; and (ii) the Regular Purchase may be increased to up to 150,000 shares, provided that the closing sale price of the Common Stock is not below $5.00 on the purchase date. In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The purchase price per share for each such Regular Purchase will be based off of prevailing market prices of Common Stock immediately preceding the time of sale. In addition to Regular Purchases, the Company may direct Lincoln Park to purchase other amounts as accelerated purchases or as additional accelerated purchases if the closing sale price of the common stock exceeds certain threshold prices as set forth in the Purchase Agreement. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of the outstanding shares of Common Stock.

The Company agreed with Lincoln Park that it will not enter into any “variable rate” transactions with any third party for a period defined in the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty.

Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. The Company expects that any net proceeds received by the Company from such sales to Lincoln Park will be used for research and development, working capital and general corporate purposes.

Pursuant to the Registration Rights Agreement, the Company is required to file with the SEC a Registration Statement on Form S-3 registering all of the S-3 Registrable Securities (as defined in the Registration Rights Agreement) for resale by Lincoln Park by February 28, 2020. Additionally, the Company is required to file with the SEC a Registration Statement on Form S-1 registering the maximum number of S-1 Registrable Securities (as defined in the Registration Rights Agreement) by August 17, 2020. The Company is required to pay all reasonable expenses relating to the registration and listing of the securities pursuant to the terms and conditions set forth in the Registration Rights Agreement.

The Securities Purchase Agreement, the Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The foregoing descriptions of the Securities Purchase Agreement, Series A Warrant, Series B Warrant, Purchase Agreement and Registration Rights Agreement are not complete and are subject to and qualified in their entirety by reference to such agreements, copies of which are attached to this filing as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6 and Exhibit 10.7, respectively, and are incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

The Company agreed to issue to Bodor (i) $500,000 of shares of Common Stock (at a price per share calculated based upon the closing price on the day preceding each such issuance) at the time the Company enrolls its first patient in a Phase 3 clinical trial in the United States for subjects with hyperhidrosis and (ii) $1.0 million of Common Stock (at a price per share calculated based upon the closing price on the day preceding each such issuance) at the time the Company submits a new drug application with the FDA. If the Company enters into a change of control transaction (as described in the Amended and Restated License Agreement) prior to the occurrence of either of the triggering events described in the preceding sentence, the Company shall issue the referenced total value of Common Stock to Bodor immediately prior to the consummation of such change of control transaction. The nature of the transaction and the consideration received by the Company are described under the heading “Settlement of Dispute with Bodor” in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. Such issuances will be exempt from registration under Section 4(a)(2) of the Securities Act.

The description of the issuances and sales of securities under the heading “Private Placement and Equity Line” in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02. Such issuances and sales will be exempt from registration under Section 4(a)(2) of the Securities Act.

Item 8.01    Other Events.

On February 18, 2020, the Company issued a press release announcing the events described in Item 1.01 of this Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Amended and Restated License Agreement, dated February 17, 2020, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor

10.2*	Settlement Agreement, dated February 17, 2020, by and among Brickell Biotech, Inc., Brickell Subsidiary, Inc., Bodor Laboratories, Inc. and Dr. Nicholas S. Bodor

10.3	Securities Purchase Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC (schedules omitted)

10.4	Series A Warrant issued by Brickell Biotech, Inc. to Lincoln Park Capital Fund, LLC

10.5	Series B Warrant issued by Brickell Biotech, Inc. to Lincoln Park Capital Fund, LLC

10.6	Purchase Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC

10.7	Registration Rights Agreement, dated February 17, 2020, by and between Brickell Biotech, Inc. and Lincoln Park Capital Fund, LLC

99.1Press release issued by Brickell Biotech, Inc. on February 18, 2020

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*     Portions of Exhibit have been omitted due to confidentiality considerations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2020	Brickell Biotech, Inc.

	By:	/s/ Robert B. Brown
	Name:	Robert B. Brown
	Title:	Chief Executive Officer